THIRD AMENDMENT OF LEASE

         THIS THIRD AMENDMENT OF LEASE dated as of July 26, 1999 between LONG GATE LLC ("Landlord") and HELIX TECHNOLOGY CORPORATION ("Tenant").

                                   BACKGROUND

         Landlord is the current Landlord (as successor to Mansfield Commerce Realty Trust) and Tenant is the Tenant under a Lease dated as of July 24, 1984 as amended by First Amendment to Lease dated May 9, 1989 and Amendment to Lease (the "Second Amendment") dated as of September 19, 1994 (the "Lease") of premises at 375 Forbes Boulevard, Mansfield, Massachusetts. The term of the Lease will expire on September 30, 1999. The parties desire to extend the term of the Lease and to otherwise amend the Lease, all as hereinafter set forth.

                                   WITNESSETH

         NOW THEREFORE, Landlord and Tenant hereby agree as follows:

1. The term of the Lease is hereby extended for the period commencing on October 1, 1999 and terminating on September 30, 2004. Except as herein amended, all terms of the Lease shall continue in full force and effect.

2. The fixed rent payable under Section 5(a) of the Lease shall be $430,252.50 from October 1, 1999 through September 30, 2000; $444,594.50 per annum from
October 1, 2000 through  September  30,  2002;  and  $458,936.00  per annum from
October 1, 2002 through September 30, 2004. Such fixed rents shall be paid in advance in equal monthly installments on the first day of each month.

3. Section 4 of the Second Amendment is hereby deleted from the Lease in its entirety.

4.  Tenant  shall have one (1) option to extend the term of the Lease for a five
(5) year period (the "Option Period"), provided (a) Tenant shall give notice to Landlord of its exercise of such option prior to October 1, 2003, (b) no default beyond any applicable grace period in the obligations of Tenant under the Lease shall exist at the time such notice is given and (c) Tenant shall not have been in default under the Lease beyond any applicable grace period on more than two
(2) occasions prior to the commencement of the Option Period. All of the terms and provisions of the Lease shall be applicable during the Option Period except that (a) Tenant shall have no option to extend the term of the Lease beyond the Option Period and (b) the fixed rent payable under Section 5(a) of the Lease for the Option Period shall be the greater of (i) the fixed rent payable under
Section 5(a) of the Lease for the year ending September 30, 2004 or (ii) 95% of the Market Rent, as defined below, as of the first day of the Option Period.

         "Market Rent" shall be computed as of the applicable date at the then current rentals being charged to new tenants for comparable space located in comparable buildings in the industrial park in which the Premises are located, taking into account and giving effect to, in determining comparability, without limitation, such considerations as size, location and condition of premises and lease term.

         Landlord shall initially designate Market Rent and shall furnish data in support of such designation. If Tenant shall disagree with Landlord's designation of the Market Rent, then Tenant shall have the right, by notice given within fourteen (14) days after Tenant shall have been notified of Landlord's designation, to submit such Market Rent to arbitration as follows. Market Rent shall be determined by arbitrators, one chosen by Tenant, one chosen by Landlord and a third selected, if necessary, as below provided. All arbitrators selected under this Section shall be experienced real estate appraisers with substantial experience with properties in the vicinity of the Premises. If within fourteen (14) days after Tenant's notice the parties shall agree upon a single arbitrator or if one party shall fail to select an arbitrator, the arbitrator selected by the other shall be the sole arbitrator, and Market Rent shall be determined by such arbitrator. The unanimous written decision of the two first chosen (or the decision of the first, if a second arbitrator is not chosen) without selection and participation of a third arbitrator, or otherwise the written decision of a majority of the three arbitrators chosen and selected as provided herein, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within fourteen (14) days following the call for arbitration, and, unless such two arbitrators shall have either reached a unanimous decision within thirty (30) days after their designation or jointly selected a third arbitrator, they shall so notify the then President of the local Real Estate Board and request him to select an impartial third arbitrator to act hereunder. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. If the dispute between the parties as to Market Rent shall not have been resolved before the commencement of Tenant's obligation to pay rent based upon Market Rent, then Tenant shall pay rent based upon the Market Rent designated by Landlord until either the agreement of the parties as to the Market Rent or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent to Landlord or Landlord shall refund any overpayment of rent to Tenant.

         WITNESS the execution hereof as an instrument under seal as of the date first above written.

                                  LANDLORD:
                                  LONG GATE LLC


                                  By:      /s/ Cynthia Sarver
                                           ------------------------------
                                           Cynthia Sarver
                                           Its VP



                                  TENANT:
                                  HELIX TECHNOLOGY CORPORATION



                                  By:      /s/Michael El-Hillow
                                           ------------------------------
                                           Michael El-Hillow
                                           Its Chief Financial Officer